UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

FIRST TRINITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E. 63rd Place, Suite 230

Tulsa, Oklahoma 74133-1246

(Address of principal executive offices) (Zip Code)

(918) 249-2438

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Share Acquisition Agreement

On April 24, 2023 (i) First Trinity Financial Corporation, an Oklahoma corporation (the “Company”), (ii) MTCP LLC, a Florida limited liability company (“Buyer”) and (iii) Brickell L&A Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Buyer (“Acquisition Sub”), entered into a Share Acquisition Agreement (the “Agreement”). Capitalized terms used below have the meaning ascribed to them in the Agreement.

At the Effective Time of the Agreement, each share of Company Class A Common Stock, par value $0.01 per share (the “Shares”) issued and outstanding as of immediately prior to the Effective Time (except for Shares (A) held in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company; (B) owned by Buyer; and (C) held by holders (i) who are entitled to demand appraisal rights under Section 1090.1G of the Oklahoma General Corporation Act, as amended (the “OGCA”), (ii) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 1091 of the OGCA and (iii) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the OGCA), in each case, will be canceled and converted into the right to receive the Applicable Per Share Closing Amount, subject to various Closing adjustments, without interest (the “Consideration”).

Consummation of the Agreement and the other related matters contemplated therein (the “Transaction”) is subject to certain conditions, including, but not limited to, (i) the affirmative vote of the holders of a majority of all outstanding shares of Company Class A Common Stock and Company Class B Common Stock each voting as a separate class (the “Company Stockholder Approval”) shall have been obtained; (ii)  the receipt of certain consents, approvals, non-approvals and other authorizations of certain governmental bodies applicable to the Transaction, including the Oklahoma Department of Insurance and the Barbados Financial Services Commission; and (iii) the absence of any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the Transaction.

The Company has made customary representations and warranties in the Agreement and has agreed to customary covenants regarding the operation of its business and its subsidiaries prior to the Closing Date. The Agreement also includes covenants requiring the Company and its officers and directors not to directly or indirectly (A) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal; or (C) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal. However, prior to receipt of the Company Shareholder Approval, a customary “fiduciary out” provision allows the Company, under certain specified circumstances, to furnish information to, or engage in negotiations or discussions with, third parties with respect to an Acquisition Proposal if the Company complies with certain notice and other requirements and the Company’s Board (x) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal is, or could reasonably be expected to lead to, a Superior Proposal and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. The Company has also agreed to convene a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval.

The Agreement contains certain termination rights for the Company and the Buyer. Upon termination of the Agreement in accordance with its terms, under specified circumstances, (a) the Buyer shall reimburse the Company for the Company’s documented out-of-pocket expenses incurred in connection with the Agreement and the Transaction contemplated thereby not to exceed a total of $1,500,000 upon Buyer’s Intentional Breach or fraud resulting in a failure to close; and (b) the Company shall reimburse Buyer for Buyer’s documented out-of-pocket expenses incurred in connection with the Agreement and the Transaction contemplated thereby, not to exceed a total of $1,500,000 upon (i) the Company’s Intentional Breach or fraud resulting in a failure to close, or (ii) the Company entering into an Alternative Acquisition Agreement. Notwithstanding the foregoing, nothing relieves any party to the Agreement of liability for any Intentional Breach or fraud by such party prior to the date of such termination.

Each party has the right to terminate the Agreement if: (i) the Closing has not occurred by the close of business on the first anniversary date of the Agreement (April 24, 2024), or (ii) if Company Shareholder Approval of the Transaction is not obtained at the Company Shareholders Meeting or any final postponement or adjournment thereof.

The foregoing description of the Agreement and the Transaction contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Agreement contains representations and warranties by each of Buyer and the Company. These representations and warranties were made solely for the benefit of the parties to the Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Agreement by disclosures that were made by one party to the other parties in connection with the negotiation of the Agreement; and (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws.

Item 5.08          Shareholder Director Nominations.

In connection with the Company’s Annual Meeting of Shareholders held on May 18, 2022, the related proxy statement stated that shareholders wishing to submit a nomination for inclusion in the Company’s 2023 Annual Meeting must deliver the proposal so that it is received by the Company no later than December 31, 2022.

As a result of the proposed Transaction described in Item 1.01 above, the Company’s 2023 Annual Meeting will be held more than 30 calendar days from the date of the 2022 Annual Meeting, therefore the December 31, 2022 deadline set forth in the Company’s definitive proxy statement for nominations has been reset to September 30, 2023.

In addition to complying with this new deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for its 2023 Annual Meeting must also comply with the Company’s by-laws and all applicable rules and regulations promulgated by the Securities and Exchange Commission (“SEC”).

Item 7.01          Regulation FD Disclosures.

In connection with the Agreement and proposed Transaction, on April 25, 2023, the Company issued a press release a copy of which is attached hereto and furnished as Exhibit 99.1.

Additional Information and Where to Find It

In connection with the Agreement and the Transaction, the Company intends to file with the SEC preliminary and definitive proxy statements relating to the Transaction and other relevant documents. The definitive proxy statement will be mailed to the Company’s shareholders as of a record date to be established for voting on the Transaction and any other matters to be voted on at the meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on the Company’s website at https://firsttrinityfinancial.com/ or by contacting the Company at 918-249-2438.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of the Company in connection with the Transaction and any other matters to be voted on at the Shareholders Meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in the Company’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Shareholders, which was filed with the SEC on March 29, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the Company’s shareholders in connection with the Transaction and any other matters to be voted upon at the Shareholders Meeting will be set forth in the preliminary and definitive proxy statements (when available) regarding the Transaction. These documents are available free of charge as described in the preceding section.

Notice Regarding Forward-Looking Statements

This report, including exhibits attached thereto, contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained herein, including statements regarding the Transaction, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or the Transaction to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date hereof and information contained herein should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the ability of the parties to consummate the Transaction in a timely manner or at all; the satisfaction of closing conditions to the consummation of the Transaction, including with respect to approval of the Company’s shareholders; potential delays in consummating the Transaction; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Agreement; the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally; costs related to the Transaction; and the outcome of any legal proceedings against the Company. In addition, there are a number of risks associated with the Company, its business and operations which could have an effect on the completion of the Transaction and the Company’s shareholders’ consideration thereof including:

●	general economic conditions and financial factors, including the performance and fluctuations of fixed income, equity, real estate, credit capital and other financial markets;

●

differences between actual experience regarding mortality, morbidity, persistency, surrenders, investment returns, and our pricing assumptions establishing liabilities and reserves or for other purposes;

●	the effect of increased claims activity from natural or man-made catastrophes, pandemic disease, or other events resulting in catastrophic loss of life;
●	adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities;
●	inherent uncertainties in the determination of investment allowances and impairments and in the determination of the valuation allowance on the deferred income tax asset;
●	investment losses and defaults;
●	competition in our product lines;
●	attraction and retention of qualified employees and agents;
●	ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;
●	the availability, affordability and adequacy of reinsurance protection;
●	the effects of emerging claim and coverage issues;
●	the cyclical nature of the insurance business;
●	interest rate fluctuations;
●	changes in our experiences related to deferred policy acquisition costs;
●	the ability and willingness of counterparties to our reinsurance to pay balances due to us;
●	impact of medical epidemics and viruses;
●	domestic or international military actions;
●	the effects of extensive government regulation of the insurance industry;
●	changes in tax and securities laws;
●	changes in statutory or U.S. generally accepted accounting principles (“GAAP”), practices or policies;
●	regulatory or legislative changes or developments;
●	the effects of unanticipated events on our disaster recovery and business continuity planning;
●	failures or limitations of our computer, data security and administration systems;
●	risks of employee error or misconduct; and
●	Coronavirus or its variants impact on U.S. and the economic environment.

These risks are not exhaustive. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed or will file with the SEC.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description of Document

2.1*	Share Acquisition Agreement dated as of April 24, 2023 by and among First Trinity Financial Corporation, MTCP LLC and Brickell L&A Holdings LLC.

99.1	Press Release dated April 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

_______________

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TRINITY FINANCIAL CORPORATION

Date: April 26, 2023	By:	/s/ Jeffrey J. Wood
	Name:	Jeffrey J. Wood
	Title:	Chief Financial Officer